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                                                                    Exhibit 21.1

                              MAGINET CORPORATION

                                SUBSIDIARY LIST


Australia - MagiNet Australia Pty Limited
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Hong Kong - MagiNet (H.K.) Ltd.
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Israel - MagiNet Israel, Inc. (a California Corporation)
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Japan - MagiNet, KK Ltd
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Korea - MagiNet (Korea), Ltd.
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New Zealand - MagiNet New Zealand Limited
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Singapore - Maginet (Singapore) PTE. LTD.
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South Africa - Maginet South Africa, Inc.
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Taiwan - MagiNet Taiwan, Inc.
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Thailand - Pacific Pay Video (Thailand) Co. Ltd.
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MagiNet International Corporation (a California Corporation)

Pacific Pay Video Limited (a California Corporation)